CANADIAN PACIFIC LIMITED

To

HARRIS TRUST AND SAVINGS BANK,

Trustee

Indenture

Dated as of July 15, 1991

CANADIAN PACIFIC LIMITED

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture dated as of July 15, 1991

§310	(a)(1)	....................................................................................................................................	609
	(a)(2)	....................................................................................................................................	609
	(a)(3)	....................................................................................................................................	Not Applicable
	(a)(4)	....................................................................................................................................	Not Applicable
	(a)(5)	....................................................................................................................................	609
	(b)	....................................................................................................................................	608,610
§3l1	(a)	....................................................................................................................................	613(a)
	(b)	....................................................................................................................................	613(b)
	(b)(2)	....................................................................................................................................	703(a)(2),703(b)
§3l2	(a)	....................................................................................................................................	701,702(a)
	(b)	....................................................................................................................................	702(b)
	(c)	....................................................................................................................................	702(c)
§313	(a)	....................................................................................................................................	703(a)
	(b)	....................................................................................................................................	703(b)
	(c)	....................................................................................................................................	703(a),703(b)
	(d)	....................................................................................................................................	703(c)
§314	(a)	....................................................................................................................................	704
	(a)(4)	....................................................................................................................................	1,007
	(b)	....................................................................................................................................	Not Applicable
	(c)(1)	....................................................................................................................................	102
	(c)(2)	....................................................................................................................................	102
	(c)(3)	....................................................................................................................................	Not Applicable
	(d)	....................................................................................................................................	Not Applicable
	(e)	....................................................................................................................................	102
§315	(a)	....................................................................................................................................	601(a)
	(b)	....................................................................................................................................	602,703(a)(6)
	(c)	....................................................................................................................................	601(b)
	(d)	....................................................................................................................................	601(c)
	(d)(1)	....................................................................................................................................	601(a),601(c)
	(d)(2)	....................................................................................................................................	601(c)(2)
	(d)(3)	....................................................................................................................................	601(c)(3)
	(e)	....................................................................................................................................	514
§316	(a)	....................................................................................................................................	101
	(a)(1)(A)	....................................................................................................................................	512
	(a)(1)(B)	....................................................................................................................................	502,513
	(a)(2)	....................................................................................................................................	Not Applicable
	(b)	....................................................................................................................................	508
	(c)	....................................................................................................................................	104
§317	(a)(1)	....................................................................................................................................	503
	(a)(2)	....................................................................................................................................	504
	(b)	....................................................................................................................................	1,003
§318	(a)	....................................................................................................................................	107

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.
TABLE OF CONTENTS
PAGE
PARTIES............................................................................................................1
RECITALS.........................................................................................................1

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION	101.	Definitions:	1
		Act	2
		Affiliate	2
		Authenticating Agent	2
		Authorized Newspaper	2
		Board of Directors	3
		Board Resolution	3
		Borrowed Money	3
		Business Day	3
		Commission	3
		Company	3
		Company Order; Company Request	3
		Consolidated Shareholders' Equity	3
		Corporate Trust Office	4
		Corporation	4
		Coupon	4
		covenant defeasance	4
		Defaulted Interest	4
		defeasance	4
		Depository	4
		Dollars and $	4
		ECU	4
		Event of Default	4
		Foreign currency	4
		Government Obligations	4
		Holder	5
		Indebtedness	5
		Indenture	5
		Interest	5
		Interest Payment Date	5
		Judgment currency	5
		Lien	5
		Maturity	6
		Officer	6

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

SECTION	102.	Compliance Certificates and Options	12
SECTION	103.	Form of Documents Delivered to Trustee	13
SECTION	104.	Acts of Holders	14

SECTION	105.	Notices, Etc. to Trustee and Company	16
SECTION	106.	Notice to Holders Waiver	16
SECTION	107.	Conflict with Trust Indenture Act	17
SECTION	108.	Effect of Headings and Table of Contents	17
SECTION	109.	Successors and Assigns	17
SECTION	110.	Separability Clause	17
SECTION	111.	Benefits of Indenture Governing Law	18
SECTION	112.	Governing Law	18
SECTION	113.	Legal Holidays	18

SECTION	114.	Counterparts	18
SECTION	115.	Securities in a Foreign currency or in ECU	18
SECTION	116.	Judgment Currency	19
SECTION	117.	Agent for Process	20
SECTION	118.	Incorporators, Shareholders, Officers and Directors Exempt from Individual Liability	20
ARTICLE TWO
SECURITY FORMS

SECTION	201.	Forms Generally	21
SECTION	202.	Form, of Trustee's Certificate of Authentication	22

ARTICLE THREE
THE SECURITIES

SECTION	301.	Amount Unlimited; Issuable in Series	23
SECTION	302.	Execution, Authentication and Delivery	26
SECTION	303.	Denomination and Date of Securities	30
SECTION	304.	Temporary Securities	30
SECTION	305.	Registration, Transfer and Exchange	31
SECTION	306.	Mutilated, Defaced, Destroyed, Lost and Stolen Securities	35
SECTION	307.	Payment of Interest; Interest Rights Preserved	36
SECTION	308.	Persons Deemed owners	38
SECTION	309.	Cancellation	38
SECTION	310.	Computation of Interest	39

ARTICLE FOUR

		SATISFACTION AND DISCHARGE	PAGE
SECTION	401.	Satisfaction and Discharge of Indenture	39
SECTION	402.	Application of Trust Money	40

ARTICLE FIVE
REMEDIES

SECTION	501.	Events of Default	41
SECTION	502.	Acceleration of Maturity; Rescission and Annulment	42
SECTION	503.	Collection of Indebtedness and Suits for Enforcement by Trustee	44
SECTION	504.	Trustee May File Proofs of Claim	45
SECTION	505.	Trustee May Enforce Claims Without Possession of Securities	46
SECTION	506.	Application of Moneys Collected	47
SECTION	507.	Limitation on Suits	48
SECTION	508.	Unconditional Right of Holders to Receive Principal, Premium and Interest	49
SECTION	509.	Restoration of Rights and Remedies	49
SECTION	510.	Rights and Remedies Cumulative	49
SECTION	511.	Delay or Omission Not Waiver	49
SECTION	512.	Control by Holders	50
SECTION	513.	Waiver of Past Defaults	50
SECTION	514.	Undertaking for Costs	51
SECTION	515.	Waiver of Stay or Extension Laws	51

ARTICLE SIX
THE TRUSTEE

			PAGE
SECTION	601.	Certain Duties and Responsibilities	52
SECTION	602.	Notice of Defaults	53
SECTION	603.	Certain Rights of Trustee	54
SECTION	604.	Not Responsible for Recitals or Issuance of Securities	55
SECTION	605.	May Hold Securities	55
SECTION	606.	Moneys Held in Trust	56
SECTION	607.	Compensation and Reimbursement	56
SECTION	608.	Disqualification; Conflicting Interests	56
		(a) Elimination of Conflicting Interests or Resignation	56
		(b) Notice of Failure to Eliminate Conflicting Interest or Resign	57
		(c) "Conflicting Interest" Defined	57
		(d) Definitions of Certain Terms Used in This Section	61
		(e) Exceptions to Duty to Resign	62
		(f) Calculation of Percentages of Securities	63
SECTION	609.	Corporate Trustee Required; Eligibility	64
SECTION	610.	Resignation and Removal; Appointment of Successor	65
SECTION	611.	Acceptance of Appointment by Successor	67
SECTION	612.	Merger, Conversion, Consolidation or Succession to Business	68
SECTION	613.	Preferential Collection of Claims Against Company	68
		(a) Segregation and Apportionment of Certain Collections by Trustee, Certain Exceptions	68
		(b) Certain Creditor Relationships Excluded from Segregation and Appointment	71
		(c) Definitions of Certain Terms Used in This Section	72
SECTION	614.	Appointment of Authenticating Agent	73

ARTICLE SEVEN

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION	701.	Company to Furnish Trustee Name and Addresses of Holders	74
SECTION	702.	Preservation of Information; Communications to Holders	75
SECTION	703.	Reports by Trustee	77
SECTION	704.	Reports by Company	79

ARTICLE EIGHT
CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER

SECTION	801.	Company May Consolidate, Etc. on Certain Terms	79
SECTION	802.	Supporting Documents	80
SECTION	803.	Successor Corporation Substituted	80

ARTICLE NINE
SUPPLEMENTAL INDENTURES

SECTION	901.	Supplemental Indentures Without Consent of Holders	81
SECTION	902.	Supplemental Indentures With Consent of Holders	82
SECTION	903.	Execution of Supplemental Indentures	83
SECTION	904.	Effect of Supplemental Indentures	84
SECTION	905.	Conformity with Trust Indenture Act	84
SECTION	906.	Reference in Securities to Supplemental Indentures	84

ARTICLE TEN
COVENANTS

SECTION	1001.	Payment of Principal, Premium and Interest	84
SECTION	1002.	Maintenance of Offices or Agencies	85
SECTION	1003.	Money for Securities Payments to be Held in Trust	86
SECTION	1004.	Corporate Existence	88
SECTION	1005.	Payment of Taxes and Other Claims	88
SECTION	1006.	Restrictions on Liens	88
SECTION	1007.	Annual Certificates of Compliance	88
SECTION	1008.	Waiver of Certain Covenants	89
SECTION	1009.	Luxembourg Publication	89
ACTICLE ELEVEN
REDEMPTIOIN OF SECURITIES

SECTION	1101.	Applicability of Article	89
SECTION	1102.	Election to Redeem; Notice to Trustee	89
SECTION	1103.	Selection by Trustee of Securities to be Redeemed	90
SECTION	1104.	Notice of Redemption	90
SECTION	1105.	Deposit of Redemption Price	91
SECTION	1106.	Securities Payable on Redemption Date	92
SECTION	1107.	Securities Redeemed in Part	92
ACTICLE TWELVE
SINKING FUNDS

SECTION	1201.	Applicability of Article	93
SECTION	1202.	Satisfaction of Sinking Fund Payments with Securities	93
SECTION	1203.	Redemption of Securities for Sinking Fund	94

ACTICLE THIRTEEN
DEFEASANCE AND COVENANT DEFEASANCE

SECTION	1301.	Applicability of Article; Company's Option to Effect Defeasance or Covenant Defeasance	95
SECTION	1302.	Defeasance and Discharge	95
SECTION	1303.	Covenant Defeasance	96
SECTION	1304.	Conditions to Defeasance or Covenant Defeasance	96
SECTION	1305.	Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions	98
ACTICLE FOURTEEN
MEETINGS OF HOLDERS

SECTION	1401.	Purpose for which Meetings May be Called	99
SECTION	1402.	Call of Meetings by Trustee; Place of Meetings; Notice Thereof	100
SECTION	1403.	Call of Meetings by Company or Holders	100
SECTION	1404.	Persons Entitled to Vote at Meetings	100
SECTION	1405.	Determination of Voting Rights; Conduct and Adjournment of Meetings	100
SECTION	1406.	Manner of Voting; Recording of Action	101
SECTION	1407.	No Delay of Rights	102
TESTIMONIUM			103
SIGNATURES AND SEALS			103
ACKNOWLEDGMENTS			104

THIS INDENTURE dated as of July 15, 1991 between CANADIAN PACIFIC LIMITED, a corporation duly organized and existing under the laws of Canada (the "Company"), and HARRIS TRUST AND SAVINGS BANK, a corporation duly organized and existing under the laws of the State of Illinois, as trustee (the "Trustee").

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as in this Indenture provided; and

WHEREAS, all things necessary to make this Indenture a valid agreement in accordance with its terms have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Securities and of the Coupons, if any, appertaining thereto, as follows:

ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein as of the date of this Indenture;

(3)all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles, and, except as otherwise herein expressly provided, the term
"Generally Accepted Accounting Principles" with respect to any computation required or permitted hereunder shall mean the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, as applied by the Company at the date of such computation in the preparation of its consolidated financial statements; and

(4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a-whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in such Article.

"Act," when used with respect to any Holder, has the meaning specified in Section 104.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.    For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Authenticating Agent" means, with respect to the Securities of any series, any Person authorized by the Trustee to act on behalf of the Trustee to authenticate the Securities of such series.

"Authorized Newspaper" means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition), in the case of the United Kingdom, will, if practicable, be The Financial Times (London Edition) and, in the case of Luxembourg, will, if practicable, be The Luxembourg Wort), printed in an official language of the country of publication, customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York, Canada, the United Kingdom or Luxembourg, as applicable. If it shall be impractical, in the opinion of the Trustee, to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

"Board of Directors" means either the Board of Directors of the Company or any committee of such Board authorized to act on its behalf with respect to any particular matter.

"Board Resolution" means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted or consented to by the Board of Directors and ·to be in full force and effect on the date of such certification, delivered to the Trustee.

"Borrowed Money" means indebtedness in respect of
moneys borrowed (including premium, interest and other charges in respect thereof) and moneys raised by the issue of debentures, notes, bonds or other evidences of moneys borrowed.

"Business Day," when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such Place of Payment are authorized or obligated by law or regulation to close.

"Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

"Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

"Company Order" or "Company Request" means a written order or request of the company, signed by its Chairman of the Board, its President or one of its Vice Presidents and by its Treasurer, one of its Assistant Treasurers, its Controller, one of its Assistant controllers, its Secretary or one of its Assistant Secretaries, delivered to the Trustee.

"Consolidated Shareholders' Equity" means, as of any particular time, the aggregate of the amounts at such time of each item included in accordance with Generally Accepted Accounting Principles as a component of consolidated shareholders' equity in the most recently audited annual consolidated financial statements of the Company.

"Corporate Trust Office" means the office of the Trustee at which its corporate trust business, at any particular time, shall be principally administered, which office at the date hereof is located at. 311 West Monroe street, Chicago, Illinois 60606.

"Corporation" includes corporations, associations, companies, business trusts and limited partnerships.

"Coupon" means any interest coupon appertaining to a security.

"covenant defeasance" has the meaning specified in
section 1303.

"Defaulted Interest'' has the meaning specified in section 307.
"defeasance" has the meaning specified in Section 130.2.
"Depository" means, with respect to the securities of any series issuable or issued in the form of one or more Registered Global securities, the Person designated as Depository by the Company pursuant to Section 301 until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depository" shall mean each Person who is then a Depository hereunder; and if at any time there is more than one such Person, "Depository" as used with respect to the Securities of any such series shall mean each Depository with respect to the Registered Global Securities of such series.

"Dollars" and "$" means lawful money of the United States of America.

"ECU" means the European Currency Unit as defined and revised from time to time by the Council of European Communities.

"Event of Default" has the meaning specified in Section 501.

"Foreign currency" means a currency issued by the government of a country other than the United States of America.

"Government Obligations" means securities which are (i) direct obligations of the government which issued the currency in which the Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as provided by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such Government Obligation or the specific payment of principal of or interest on such Government Obligation evidenced by such depository receipt.

"Holder" means (i) in the case of any Registered Security, the Person in whose name such Registered Security is registered in the Security Register and (ii) in the case of any Unregistered Security, the bearer of such Unregistered Security, or any Coupon appertaining thereto, as the case may be.

"Indebtedness" means all items of indebtedness which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date as of which Indebtedness is to be determined, but in any event including, without limitation: (i) obligations secured by any Lien existing on property owned subject to such Lien, whether or not the obligations secured thereby shall have been assumed, and (ii) guarantees and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire or service, obligations of others.

"Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as provided hereunder.

"Interest," when used with respect to non-interest bearing Securities, means interest payable after Maturity.

"Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

"Judgment Currency" has the meaning specified in Section 116.

"Lien" means any mortgage, hypothec, charge, pledge, security interest, lien or other encumbrance of any kind, but excluding any trust described in Section 1304(1).

"Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of such principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, by declaration of acceleration, call for redemption or otherwise.

"Officer," when used with respect to the company, means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant controller, the Secretary or any Assistant Secretary of the company.

"Officers' Certificate" means a certificate of the Company, signed by its Chairman of the Board, its President or one of its Vice Presidents and by its Treasurer, one of its Assistant Treasurers, its Controller, one of its Assistant Controllers, its Secretary or one of its Assistant Secretaries, delivered to the Trustee.

"Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company, and who shall be reasonably acceptable to the Trustee.

"Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

"Outstanding," when used with respect to Securities, means, as of any particular time, all such Securities theretofore authenticated and. delivered under this Indenture, except:

(i)Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)Securities which have been paid pursuant to Section 306 or in exchange for ·or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, except any such Security in respect of which there shall have been presented to the

Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such security is a legal, valid and binding obligation of the company; and

(iv) Securities which have been defeased pursuant to section 1302;

provided, however, that in determining whether the Holders of the requisite principal amount of the Securities of any or all series then outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) the principal amount of an Original Issue Discount Security which shall be deemed to be outstanding for such purposes shall be the portion of the principal amount thereof that could be declared to be due and payable upon the occurrence of an Event of Default and the continuation thereof pursuant to the terms of such Original Issue Discount Security as of such time and (b) Securities owned by the company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the securities or any Affiliate of the Company or of such other obligor.

"Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

"Periodic Offering" means an offering of Securities of any series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Stated Maturities thereof and the redemption provisions, if any, with respect thereto are to be determined by the Company or its agents upon the issuance of such Securities.

"Permitted _Encumbrance" means, as of any particular time:

(i) any Lien given in the ordinary course of business in respect of Indebtedness which is payable on demand or which matures by its terms not more than 18 months after the date of the original creation thereof;

(ii)any Lien on any property, real or personal, acquired (including by way of lease), constructed or improved by the Company to secure the unpaid portion of the purchase price or the lease payments, as the case may be, of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such property;

(iii)any Lien existing on property, real or personal, acquired by the company after the date hereof, whether or not assumed by the Company;

(iv)any Lien on railway equipment of the company given in connection with the issue and sale of its equipment trust certificates or similar instruments issued in lieu thereof;

(v)any Lien existing on any of the assets or properties of the Company on the date hereof, including, without limitation, any Lien created by or on its    · outstanding Perpetual Four Per cent consolidated Debenture Stock, whether issued, pledged or vested in trust;

(vi)any Lien existing on any of the assets or properties of any corporation at the time when such corporation enters into an amalgamation, merger, consolidation, arrangement or corporate reorganization with the Company;

(vii)any Lien on property in favor of any country, any province or state, any municipality, any utility or any court, or any department, agency or instrumentality of any thereof, to secure partial, progress, advance or other payments or the performance of any covenant or obligation to or in favor of any of the foregoing given by the Company pursuant to the provisions of any contract or statute or in connection with any surety or appeal bond or costs of litigation;

(viii)easements, rights of way, servitudes, licenses or other similar rights in land, including, without limitation, rights of way and servitudes for railways, sewers, drains, pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cable,
other utilities and other similar purposes or planning,
building, zoning, use and other restrictions;

(ix)reservations, limitations, provisos and conditions, if any, expressed in or affecting any grant of real or immovable property or any interest therein or the right reserved to or vested in any government or other public authority by the terms of any lease, license, franchise, grant or permit or by any statutory provision to terminate the same or to require annual or other periodic payments or minimum work expenditures or commitments or minimum production amounts as a condition of the continuance of a lease or similar
instrument;

(X) defects or irregularities of title which are of a minor nature and will not in the aggregate impair in any material way the value or utility of the property subject thereto;

(xi)any Lien incidental to construction or current operations, including, without limitation, any Lien created by workers' compensation, unemployment insurance and other social security legislation, or any mechanics', materialmens', construction, warehouse mens', carriers', possessory or other similar Lien;

(xii)any Lien on property arising by the terms of any statutory provision to secure the payment of taxes, levies or assessments in respect of such
Property;

(xiii)the Lien of any judgment rendered or claim filed against the owner of any property, provided such Lien is being contested in good faith by appropriate proceedings;

(xiv)any Lien given, assumed or arising by operation of law to secure indebtedness incurred by the obligor to pay the whole or any part of the consideration for the acquisition of property if such indebtedness shall be incurred prior to, or at the time of, or within 360 days after, the acquisition of such property by such obligor, but only if the principal amount of such indebtedness (A) shall not be in excess of the cost to such obligor of such property and (B) shall be secured only by such property;

(xv)undetermined or inchoate liens, privileges, preferences and charges incidental to current operations which shall not at such time have been filed pursuant to law against the property or assets of the
Company or which shall relate to obligations not due or delinquent;

(xvi)any Lien or any right of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease;

(xvii)any order or direction against or affecting any property made by any government, governmental body or court under the provisions of any law, regulation or ordinance;

(xviii)any extension, renewal or replacement of any Lien permitted under clauses (i) through (xvii) above or clause (xix) below, provided that such extension, renewal or replacement shall not secure repayment of an amount in excess of the principal amount of indebtedness outstanding with respect to such Lien immediately prior to such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which was subject to the Lien so extended, renewed or replaced; or

(xix)any Lien not excepted by clauses (i) through (xviii) above, provided that such Lien shall not be granted under this clause if the effect of such granting would be to cause the total amount of Indebtedness of the Company secured by all Liens granted under this clause to exceed 5% of Consolidated Shareholders' Equity.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

"Place of Payment," when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of such series are payable as determined by or pursuant to this Indenture.

"Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, defaced, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, defaced, destroyed, lost or stolen Security.

"Redemption Date," when used with respect to any Security to be redeemed, means the date specified for such redemption in accordance with or pursuant to this Indenture.

"Redemption Price," _when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed in accordance with or pursuant to this Indenture.

"Registered Global Security" means a Security evidencing all or part of a series of Securities issued to the Depository, or its nominee, for such series in accordance with section 302, and bearing the legend prescribed in Section 302.

"Registered Security" means any Security registered on the Security Register.

"Regular Record pate," for the interest payable on any Interest Payment Date on the Registered Securities of any series, means the date specified for such purpose in accordance with or pursuant to this Indenture.

"Required Currency" has the meaning specified in Section 116.

"Responsible Officer," when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier; any senior trust officer, any assistant trust officer, the controller, any assistant controller or any other officer of the Trustee customarily performing    functions similar to those performed by any of the above    designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

"Securities" has the meaning stated in the first recital of this instrument and more particularly means any Securities authenticated and delivered under this Indenture.

"Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

"Special Record Date," for the payment of any Defaulted Interest, means a date fixed by the Trustee pursuant to Section 307.

"Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security and any Coupon appertaining thereto as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

'
"Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed, except as provided in Section 905.
"Trustee" means the Person named as the "Trustee" in
the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder; and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

"Unregistered Security" means any Security other than a Registered Security.

"Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

"Yield to Maturity" means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, in accordance with accepted financial practice.

SECTION 102.    Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such application or request, no additional certificate or opinion need be furnished.

Every certificate (other than any Officers' Certificate delivered pursuant to Section 1007) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it shall not be necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the legal matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such factual matters are erroneous.

Any certificate or opinion of an Officer or Opinion of Counsel may be based, insofar as it relates to any accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the company, unless such Officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such accounting matters are erroneous. Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

SECTION 104.    Acts of Holders.

(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in aggregate principal amount of the Holders of one or more series then Outstanding may be evidenced:    (i) by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, if hereby expressly required, to the Company; (ii) by the record of such specified percentage of Holders voting in favor thereof at any meeting of such Holders duly called and held by the Trustee; and
(iii)by a combination of such instrument or instruments and any such record of a meeting.    Such instrument or instruments and any such record (and the action evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or voting at such meeting.    Proof of the execution of any such instrument or of a writing appointing any such agent and of the holding by any Person of any of the Securities of any series shall be sufficient for any purpose of this Indenture and, subject to Section 601, conclusive in favor of the Trustee and the company, if made in the following manner:

(i)The fact and date of the execution by any such Person of any instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument or writing acknowledged to him or her the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer.    Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the Person executing the same. The ownership of an Unregistered Security of any series, or of any coupon attached thereto at its issuance, and the identifying number of such security and the date of such ownership, may be proved by the production of such Security or Coupon or by a certificate executed by any trust company, bank, banker or recognized securities dealer, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory.        Each such certificate shall be dated and shall state that on the date thereof a Security of such series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities of one or more series specified therein. The ownership by the Person named in any such certificate of any Unregistered Security specified therein shall be presumed to continue unless at the time of any determination of such ownership and holding (A) another certificate bearing a later date issued in respect of such security shall be produced, (B) such Security shall be produced by some other Person or (C) such Security shall have ceased to be Outstanding. Subject to section 601, the fact and date of the execution of any such instrument or writing and the ownership, principal amount and number(s) of any Unregistered securities may also be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for any series or in any other manner which the Trustee may deem sufficient.

(ii)In the case of Registered Securities, the ownership thereof shall be proved by the Security Register or by a certificate of the Security Registrar.

(b)The Company may fix a record date for the purpose of determining the identity of the Holders entitled to participate in any Act authorized or permitted under this Indenture, which record date shall be the later of (i) 10 days prior to the first solicitation of the written instruments or vote required for such Act or (ii) the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 701. If such a record date is fixed, the Persons who were the Holders of the Securities of the affected series at the close of business on such record date (or their duly authorized proxies) shall be the only Persons entitled to execute written instruments or to vote with respect to such Act, or to revoke any written instrument or vote previously delivered or given, whether or not such Persons shall continue to be Holders of the Securities of such series after such record date. No such written instrument or vote shall be valid or effective for more than 150 days after such record date.

(c)At any time prior to (but not after) the evidencing to the Trustee, as provided in paragraph (a) of this Section, of any Act by the Holders of the requisite percentage of the aggregate principal amount of the Securities of one or more series, as the case may be, any Holder of a Security, the serial number of which is shown by the evidence to be included among the serial numbers of the securities the Holders of which have consented to such Act, may, by filing written notice at the

Corporate Trust Office and (except as otherwise provided by paragraph (b) of this Section) upon proof of ownership as provided in such paragraph (a), revoke any written instrument or vote with respect to such Act in respect of such Security. Except as provided in the preceding sentence, any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.    Notices, Etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided for or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(i)the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its corporate Trust Office; or

(ii)the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 910 Peel Street, P.O. Box 6042, Station A, Montreal, Quebec, Canada H3C 3E4, Attention: Secretary, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.    Notice to Holders; Waiver.

Where this Indenture or any security provides for or permits notice by the Company or by the Trustee to the Holders of any event, such notice shall be sufficient (unless otherwise herein or in such security expressly provided) if (i) in the case of any Holders of Registered securities of any series or any Holders of Unregistered Securities of any series who shall have filed their names and addresses with the Trustee pursuant to section 703(c), given or served by being deposited in the United States mail, first-class, postage prepaid, addressed at their addresses as they shall appear on the Security Register or at the addresses so filed, respectively, and (ii) in the case of any Holders of other Unregistered securities, published at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, not later than the latest date, and not earlier than the earliest date, prescribed ·for the giving of such notice. In

any case where notice to the Holders is given by mail, neither     the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to the other Holders. Where this Indenture or any Security provides for or permits notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to give any such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.    Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed pursuant to section 318(c) of the Trust Indenture Act, the imposed duties shall control.

SECTION 108.    Effect of Headings and Table of Contents.
The Article and section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.    Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.    Separability Clause.

In case any provision in this Indenture or in the Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired by such invalidity, iilegality or unenforceability.

SECTION 111.    Benefits of Indenture.

Nothing in this Indenture, in the Securities or in the Coupons, express or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.    Governing Law.

This Indenture and each Security and Coupon shall be governed by and construed in accordance with the laws of the state of Illinois, except as may be otherwise required by mandatory provisions of law.

SECTION 113.    Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or Coupon shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture, of the Securities or of the coupons) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as though made on the Interest Payment Date or the Redemption Date, or at the Stated Maturity, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 114.    Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

SECTION 115.    Securities in a Foreign currency or in Ecu.

Unless otherwise specified in or pursuant to a Board Resolution, a supplemental indenture or an Officers’ Certificate delivered pursuant to Section 301 with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of the securities of one or more series at the time outstanding and, at such time, there are Outstanding Securities of any such affected series which are denominated in a Foreign Currency (including ECU), then the principal amount of the Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be the amount of Dollars which could be obtained for such principal amount at the Market Exchange Rate on the applicable record date established pursuant to Section l04(b) or, if no such record date shall have been established, on the date that the taking of such action shall be authorized by Act of the Holders of the Securities of all such affected series. For the purposes of this Section, Market Exchange Rate shall mean the noon Dollar buying rate in The City of New York for cable transfers of such Foreign Currency as published by the Federal Reserve Bank of New York; provided, however, that in the case of ECU, Market Exchange Rate shall mean the rate of exchange determined by the Council of European Communities (or any successor thereto) as published in the Official Journal of the European Communities (such publication or any successor publication, the "Journal"). If such Market Exchange Rate shall not be available for any reason with respect to such Foreign currency or ECU, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECU, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECU, rates of exchange from one or more major banks in The City of New York or in the country of issue of the Foreign Currency in question, which for the purposes of ECU shall be Brussels, Belgium, or such other quotations or, in the case of ECU, rates of exchange as the Trustee shall deem appropriate. The provisions of this paragraph shall also apply in connection with any other action taken by the Holders pursuant to the terms of this Indenture, including without limitation Section 502.

All decisions and determinations of the Trustee
regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders.

SECTION ll6.    Judgment Currency,

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (i) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of (and premium, if any) or interest on the Securities of any series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Trustee could purchase in The City of New York the Required Currency with the Judgment currency on the day on which final unappealable judgment shall be entered, unless such day is not a New York Banking Day, in which case, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Trustee could purchase in The city of New York the Required Currency with the Judgment currency on the New York Banking Day next preceding the day on which final unappealable judgment shall be entered and (ii) its obligations under this Indenture and the securities of such series to make payments in the Required currency (A) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (i) above), in any currency other than the Required currency, except to the extent that such tender or recovery shall result in the effective receipt by the payee of the full amount of the Required currency expressed to be payable in respect of such payments, (B) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required currency the amount, if any, by which such effective receipt shall fall short of the full amount of the Required currency so expressed to be payable and (C) shall not be affected by judgment being obtained for any other sums due under this Indenture.    For purposes of this Section, "New York Banking Day" means any day except a Saturday, Sunday or legal holiday in The City of New York or a day on which banking institutions in The city of New York are authorized or obligated by law or . regulation to close.

SECTION 117.    Agent for Process.

By its execution and delivery of this Indenture, the Company irrevocably designates and appoints Gene M. Peretz, 1200 Jorie Boulevard, Second Floor, Oak Brook, Illinois 60521 as the Company's authorized agent upon whom process may be served in any action, suit or proceeding arising out of or relating to this. Indenture, the Securities and/or the Coupons, and agrees that service of process upon said Gene M. Peretz, and written notice of such service to the company in the manner provided in Section 105, shall be deemed in every respect effective service of process upon the Company in any such action, suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue the designation and appointment of said Gene M. Peretz, or of any successor authorized agent of the Company, in full force and effect so long as any of the Securities or Coupons shall be outstanding.

SECTION ll8.    Incorporators, Shareholders, Officers and
Directors Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security or Coupon, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceedin.,g or otherwise, all such liability being expressly waived and released by the acceptance of the securities and the Coupons appertaining thereto by the
Holders thereof and as part of the consideration for the issue of the securities and the Coupons appertaining thereto.

ARTICLE TWO SECURITY FORMS
SECTION 201.    Forms Generally.

The Securities of each series and the Coupons, if any, to be attached thereto shall be substantially in such form, not inconsistent with this Indenture, as shall be established by or pursuant to one or more Board Resolutions (as set forth in either a Board Resolution or, to the extent established pursuant to a Board Resolution, an Officers' Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification and such legends or endorsements, not inconsistent with this Indenture,    as may be required to comply with any law or any rules or regulations pursuant thereto, or with any rules of any securities exchange, or to conform to general usage, all as may be determined by the Officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons.

The definitive Securities and the coupons, if any, to
be attached thereto shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons.

SECTION 202.    Form of Trustee's Certificate of Authentication.

The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

"This is one of the Securities referred to in the within-mentioned Indenture.

Harris Trust and savings Bank, as Trustee

By______________________________

Authorized Officer”

If at any time there shall be an Authenticating Agent appointed with respect to any series of the Securities, the Securities of each such series shall bear, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication which shall be in substantially the following form:

"This is one of the Securities referred to in the within-mentioned Indenture.

Harris Trust and savings Bank, as Trustee

By___________________________,
As Authenticating Agent

By___________________________
Authorized Officer”

ARTICLE THREE THE SECURITIES

SECTION 301.    Amount Unlimited; Issuable in Series.

The aggregate principal amount of securities which may be authenticated and delivered under this Indenture is unlimited.

The securities may be issued in one or more series, and each such series shall rank pari passu with all other unsecured and unsubordinated Indebtedness for Borrowed Money of the
Company.    There shall be established in or pursuant to one or
more Board Resolutions (and to the extent established pursuant to a Board Resolution, in an Officers' Certificate detailing such establishment) or in one or more indentures supplemental hereto, prior to the original issuance of the Securities of any series:

(1)the designation of the securities of such series (which shall distinguish the securities of such series from the Securities of all other series);

(2)any limit upon the aggregate principal amount of the securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to section 304, 305, 306, 906 or 1107);

(3)if other than Dollars, the coin or currency in which the Securities of such series are denominated
(including, but not limited to, any Foreign Currency or ECU);

(4)the date or dates on which the principal of the Securities of such series shall be payable and/or the method by which such date or dates shall be determined;

(5)the rate or rates at which the securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and, in the case of Registered securities, the Regular Record Date for the interest payable on any Interest Payment Date and/or the method by which such rate or rates or date or dates shall be determined;

(6)the place or places where the principal of (and premium, if any) and interest on the Securities of such series shall be payable;

(7)the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise and/or the method by which such period or periods, price or prices and terms and conditions shall be determined;

(8)the obligation, if any, of the Company to redeem, purchase or repay the Securities of such series pursuant to any mandatory redemption, sinking fund or analogous provisions at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of such series shall be so redeemed, purchased or repaid and/or the method by which such period or periods, price or prices and terms and conditions shall be determined;

(9)if other than denominations of $1,000 and any multiple thereof in the case of Registered Securities, or $1,000 or $5,000 in the case of Unregistered Securities, the denominations in which the Securities of such series shall be issuable or the method by which such denominations shall be determined;

(10)if other than the principal amount thereof, the portion of the principal amount of the Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof or the method by which such portion shall be determined;

(11)if other than the coin or currency in which the Securities of such series are denominated, the coin or currency in which payment of the principal of (and premium, if any) or interest on the Securities of such series shall be payable or the method by which such coin or currency shall be determined;

(12)if the principal of (and premium, if any) or interest on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities of such series are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made and/or the method by which such period or periods and terms and conditions shall be determined;

(13)	if the amount of payments of the principal
of (and premium, if any) and interest on the Securities of such series may be determined with reference to an index based on a coin or currency other than that in which the Securities of such series are denominated, the manner in which such amounts shall be determined;

(14)whether the securities of such series will be issuable as Registered Securities (and if so, whether such Registered Securities will be issuable as Registered Global Securities) or Unregistered Securi ties (with or without coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided in Section 305, the terms upon which
Unregistered Securities of such series may be exchanged for Registered Securities of such series and vice versa;

(15)whether and under what circumstances the Company will pay additional amounts on the Securities of such series held by a person who is not a U.S. person in respect of any tax, assessment or govern mental charge withheld or deducted and, if so, whether the company will have the option to redeem such Securities rather than pay such additional amounts;

(16)if the Securities of such series are to be issuable in definitive form (whether upon original issuance or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(17)any trustees, Depositaries, authenticating or paying agents, transfer agents, registrars or other agents with respect to the Securities of such series;

(18)any additional events of default or covenants with respect to the securities of such series or any Events of Default or covenants herein specified which shall not be applicable to the Securities of such series;

(19)whether Section 1302 or 1303 will apply to the securities of such series; and

(20)	any other terms of such series.

All Securities of each series and the Coupons, if any, appertaining thereto shall be substantially identical, except in the case of Registered Securities as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution or Officers' Certificate referred to above or as may otherwise be set forth in any indenture supplemental hereto referred to above.    All Securities of any series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, Officers' Certificate or supplemental indenture.

SECTION 302.    Execution, Authentication and Delivery.

The Securities shall be executed on behalf of the Company by any two of the following Officers: its Chairman of the Board, its President, any of its Vice Presidents, its Treasurer or any of its Assistant Treasurers, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any Officer on the Securities may be manual or facsimile. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of such seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.    The Coupons, if any, attached to the Securities of any series shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Company.

In case any Officer who shall have so executed any of the Securities or Coupons, if any, shall cease to be such Officer before the Security or Coupon so executed (or the Security to which the Coupon so executed appertains) shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such Officer; and any Security or Coupon may be so executed on behalf of the Company by such persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, having attached thereto the Coupons, if any, appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and the other applicable documents referred to below in this Section, and thereupon the Trustee shall authenticate and deliver such Securities pursuant to such Company Order or pursuant to procedures acceptable to the Trustee specified from time to time by a company Order.    In authenticating the Securities of any series and accepting the additional responsibilities under this Indenture in respect of the Securities of such series, the Trustee shall be entitled to receive (but, in the case of subparagraphs 2, 3 and 4 below, only at or before the time of the first request of the Company to the Trustee to authenticate Securities of such series) and, subject to Section 601, shall be fully protected in relying upon, unless and until such documents shall have been superseded or revoked:

(1)a Company Order requesting such authentication and setting forth delivery instructions if the Securities of such series and the coupons, if any, appertaining thereto are not to be delivered to the Company, provided that, with respect to the Securities of any series which are subject to a Periodic Offering:    (A) the Trustee shall authenticate and deliver the Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to a Company Order or pursuant to procedures acceptable to the Trustee specified from time to time by a Company Order, (B) if so provided in or pursuant to the Board Resolution or supplemental indenture establishing the Securities of such series, the maturity date, the original issue date, the interest rate and any other terms of any or all of the Securities of such series and the Coupons, if any, appertaining thereto may be determined by a Company Order or pursuant to such procedures and (C) if so provided in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing;

(2)any Board Resolution, Officers' Certificate and/or executed supplemental indenture referred to in Section 201 or 301 by or pursuant to which the form or forms and the terms of the Securities of such series and the coupons, if any, appertaining thereto were established;

(3)an Officers' Certificate either setting forth the form or forms and the terms of the Securities of such series and the Coupons, if any, appertaining thereto or stating that such form or forms and terms have been established pursuant to Section 201 or 301 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

(4)at the option of the Company, either an Opinion of counsel, or a letter addressed to the Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that:

(A)the form or forms of the Securities of such series and the Coupons, if any, appertaining thereto have been duly authorized and established in conformity with the provisions of this Indenture;

(B)in the case of an underwritten offering, the terms of the Securities of such series have been duly authorized and established in conformity with the provisions of this Indenture; and in the case of an offering which is not underwritten, certain terms of the Securities of such series have been authorized and established pursuant to a Board Resolution, an Officers' Certificate or a supplemental indenture in accordance with the provisions of this Indenture, and when such other terms as are to be established pursuant to a Company order or procedures set forth in a Company order shall have been established, all of the terms of the Securities of such series will have been duly authorized and established in conformity with the provisions of this Indenture;

(C)when the Securities of such series and the Coupons, if any, appertaining thereto shall have been executed by the Company and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof, such Securities will have been duly issued under this Indenture and will be valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of this Indenture; and

(D)no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body having jurisdiction over the Company is required for the execution and delivery of the Securities of such series by the Company, except such as have been obtained, but no opinion need be expressed as to provincial or state securities or Blue Sky laws.

The Trustee shall have the right to decline to
authenticate and deliver any Securities of any series under this
Section (other than Securities the form or forms and terms of which shall have been established by supplemental indenture) if the Trustee, being advised by counsel, shall determine that such action may not lawfully be taken or if the Trustee shall in good faith, by resolution of its board of directors, its executive committee or a trust committee of directors or Responsible Officers, determine that such action would expose the Trustee to personal liability to the Holders of the Securities then outstanding or would affect the Trustee's rights, duties or immunities under the Securities of such series or this Indenture in a manner which is not reasonably acceptable to the Trustee.

If the Company shall establish pursuant to section 301 that the Securities of any series are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Registered Global Securities that (i) shall be an aggregate principal amount equal to the aggregate principal amount specified in such Company Order, (ii) shall be registered in the name of the Depository therefor or its nominee, shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions and (iv) shall bear a legend substantially to the following effect:    "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depository to the nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository."

Each Depository designated pursuant to Section 301 must, at the time of its designation and at all times while it serves as Depository, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there shall appear on such Security a certificate of authentication substantially in the form and executed as hereinabove provided, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. No Coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until the certificate of authentication on the security to which such coupon appertains shall have been duly executed as hereinabove provided.

SECTION 303.    Denomination and Date of Securities.

The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as provided in Section 301 or, with respect to the Registered Securities of any series if not so established, in denominations of $1,000 and any multiple thereof or, with respect to the Unregistered securities of any series, in denominations of $1,000 and $5,000.    The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

Each Registered Security shall be dated the date of its authentication.    Each Unregistered Security shall be dated as established in or pursuant to the Board Resolution or supple mental indenture referred to in Section 301. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established in or pursuant to Section 301.

SECTION 304.    Temporary Securities.

Pending the preparation of definitive Securities of· any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities for such series which are printed, lithographed, typewritten or otherwise produced. Temporary Securities of any series shall be issuable as Registered Securities, or as Unregistered Securities with or without Coupons attached thereto, in any authorized denomination and substantially in the forms of the definitive Securities of such series, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee, as evidenced by the execution and authentication thereof. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Security of any series shall be executed by the company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unreasonable delay, the Company shall execute and deliver to the Trustee for authentication definitive Securities of such series; and thereupon temporary Registered Securities of such series may be surrendered in exchange for definitive Registered Securities of such series without charge at each office or agency to be maintained for such purpose in accordance with Section 1002, and temporary Unregistered Securities of such series may be surrendered in exchange for definitive Unregistered Securities of such series, having attached thereto appropriate coupons, if any, without charge at any office or agency to be maintained for such     purpose as provided in Section 301. The Trustee shall authenticate and deliver in exchange for temporary Securities of such series so surrendered an equal aggregate principal amount of definitive Securities of such series in authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive securities of such series, unless otherwise established pursuant to Section 301.    The provisions of this section are subject to any restrictions or limitations on the issue and delivery of temporary Unregistered Securities of any series that may be established pursuant to Section 301 (including any provision that Unregistered Securities of such series initially be issued in the form of a single global Unregistered Security to be delivered to a Depository or agency located outside the United States of America and the procedures pursuant to which definitive Unregistered Securities of such series would be issued in exchange for such temporary global Unregistered Security).

SECTION 305.    Registration, Transfer and Exchange.

The Company shall keep, or cause to be kept, at the Corporate Trust Office, or at any office or agency to be maintained by the Company as provided in Section 1002, for each series of Securities issuable as Registered Securities a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration of Registered Securities of such series and the registration of transfer of Registered Securities of such series. The Security Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times, any Securities Register not maintained by the Trustee shall be open for inspection by the Trustee.    Unless and until otherwise determined by the company pursuant to Section 301, the Security Register with respect to each series of Securities issuable as Registered securities shall be kept at the Corporate Trust Office and, for this purpose, the Trustee shall be designated the "Security Registrar."

Upon surrender for registration of transfer of any Registered Security of any series at any office or agency to be maintained for such purpose as provided in Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees one or more new Registered securities of the same series of like tenor and terms in authorized denominations for a like aggregate principal amount.

Unregistered Securities (except for any temporary global unregistered Securities) and Coupons (except for coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

At the option of the Holder thereof, Registered securities of any series (other than a Registered Global security, except as set forth below) may be exchanged for one or more Registered Securities of such series of like tenor and terms in authorized denominations for a like aggregate principal amount, upon surrender of any such Registered Security to be exchanged at the of ice or agency to be maintained for such purpose as provided in Section 1002 and upon payment, if the Company shall so require, of the charges hereinafter provided.

At the option of the Holder thereof, if the Securities of any series are issued in both registered and unregistered form, except as otherwise established for a particular series pursuant to section 301, one or more Unregistered Securities of such series may be exchanged for Registered Securities of such series of like tenor and terms in authorized denominations for a like aggregate principal amount, upon surrender of any such Unregistered Security to be exchanged at the office or agency to be maintained for such purpose as provided in Section 1002, with, in the case of Unregistered securities having Coupons attached, all unmatured Coupons and all matured coupons in default thereto appertaining, and upon payment,if the Company shall so require, of the charges hereinafter provided.

At the option of the Holder thereof, if Unregistered Securities of any series are issued in more than one authorized denomination, except as otherwise established for a particular series pursuant to Section 301, any such Unregistered security may be exchanged for one or more Unregistered Securities of such series of like tenor and terms in authorized denominations for a like aggregate principal amount, upon surrender of any such Unregistered Securities to be exchanged at the office or agency to be maintained for such purpose as provided in Section 1002 (or as may established for a particular series pursuant to section 301), with, in the case of Unregistered Securities having coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided.    Unless otherwise established for a particular series pursuant to section 301, Registered Securities of any series may not be exchanged for Unregistered Securities of such series.    Whenever securities of any series are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the
Holder making the exchange is entitled to receive. All Securities and Coupons surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Trustee, and the Trustee shall deliver a certificate of disposition thereof to the Company.

All Registered Securities of any series presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or his or her attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of securities; but unless otherwise provided in the securities to be exchanged or transferred, no service charge shall be made for any such transaction.

The Company shall not be required to (i) issue, exchange or register the transfer of Securities of any series during a period of 15 days next preceding the first mailing or publication of notice of redemption of the Securities of such series to be redeemed, (ii) exchange or register the transfer of any Securities selected for redemption, in whole or in part, except the unredeemed portion of any Security to be redeemed in part or (iii) exchange or register the transfer of any Security if the Holder thereof has exercised any right to require the Company to purchase such Security, in whole or in ,part, except any portion thereof not required to be so purchased.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of any series may not be transferred except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such Registered Global Security or a nominee of such successor Depository.

If at any time a Depository for any Registered Securities of a series represented by one or more Registered Global Securities shall notify the Company that it is unwilling or unable to continue as Depository for such Registered Securities or if at any time any such Depository shall no longer be eligible under Section 302, the company shall appoint a successor Depository with respect to the Registered Securities held by such Depository. If a successor Depository shall not be appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Registered Securities of such series shall no longer be represented by one or more Registered Global Securities held by such Depository; and the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in exchange for such Registered Global Securities, Registered Securities of such series in definitive form in authorized denominations for an aggregate principal amount equal to the aggregate principal amount of the Registered Global Securities held by such Depository.

Within seven days after the occurrence of an Event of Default specified in clause (1), (2) or (3) of Section 501 with respect to any series of the Securities, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in exchange for Registered Global securities evidencing the Securities of such series, Registered Securities of such series in definitive form in authorized denominations for an aggregate principal amount equal to the aggregate principal amount of such Registered Global Securities.

The Company may at any time, in its sole discretion, determine that the Registered Securities of a particular series shall no longer be represented by Registered Global Securities. In such event, the Company shall execute, and the Trustee upon receipt of a Company order shall authenticate and deliver, in exchange for such Registered Global Securities, Registered securities of such series in definitive form in authorized denominations for an aggregate principal amount equal to the aggregate principal amount of such Registered Global Securities.

If so established by the Company pursuant to section 301 with respect to the securities of a particular series represented by a Registered Global Security, the Depository for such Registered Global security may surrender such Registered Global Security in exchange, in whole or in part, for Registered Securities of such series in definitive form upon such terms as are acceptable to the Company and such Depository.    Thereupon, the company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver:

(i)to each Person specified by such Depository, one or more new Registered Securities of such series in authorized denominations requested by such Person for an aggregate principal amount equal to, and in exchange for, such Person's beneficial interest in such Registered Global security; and

(ii)to such Depository, a new Registered Global Security in a denomination equal to the difference between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of the Registered securities authenticated and delivered pursuant to clause (i) above.

Upon the surrender for exchange of any Registered Global Security for Registered Securities in definitive form,

such Registered Global Security shall be promptly cancelled and disposed of by the Trustee, and the Trustee shall deliver a certificate of disposition to the Company.    Registered securities in definitive form issued in exchange for a Registered Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Registered Securities to or as directed by the Persons in whose names such Registered Securities are so registered.

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Notwithstanding anything herein or in the terms of the Securities of any series to the contrary, none of the Company, the Trustee or any agent of the Company or the Trustee (any of which, other than the Company, shall rely on an Officers' Certificate and an Opinion of Counsel) shall be required to exchange any Unregistered Security of any series for a Registered Security of such series if such exchange would result in adverse United States Federal income tax consequences to the Company (such as, for example, the inability of the Company to deduct from its income, as computed for United States Federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States Federal income tax laws.

SECTION 306,    Mutilated, Defaced. Destroyed. Lgst and Stolen
Securities.

In case any temporary or definitive Security or any Coupon appertaining thereto shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, a new security of the same series of like tenor and terms, bearing a number or other distinguishing symbol not contemporaneously outstanding, in lieu of and substitution for the mutilated, defaced, destroyed, lost or stolen Security, with
Coupons corresponding to the Coupons appertaining to the Security so mutilated, defaced, destroyed, lost or stolen, or in lieu of or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen coupon appertained, with Coupons corresponding to the coupons so mutilated, defaced, destroyed, lost or stolen. In each case, the applicant for a substitute Security or Coupon shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to save each of them harmless and, in each case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof and, in each case of mutilation or defacement, shall surrender the Security and related Coupons to the Trustee or such agent.

Upon the issuance of any substitute Security or Coupon, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same or the relevant Coupon (without surrender thereof except in the case of a mutilated or defaced security or Coupon), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in each case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

Every substitute Security or Coupon of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or Coupon shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities or Coupons of such series duly authenticated and delivered hereunder. All Securities and Coupons shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities and Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 307.    Payment of Interest; Interest Rights Preserved.

Interest on any Registered Security of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (l) or (2) below:

(l)The company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, Which shall be fixed in the following manner.    The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this paragraph provided.    Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of the Registered Securities of such series at his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following paragraph (2).

(2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Registered Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.    Persons Deemed owners.

Prior to due presentment of a Registered Security for registration of transfer, the company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner of such Registered Security for the purpose of receiving payment of or on account of the principal of (and premium, if any) and (subject to Section 307) interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security shall be overdue, and none of the company, the Trustee and any agent of the Company or the Trustee shall be affected by any notice to the contrary.    The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of any Unregistered Security and the Holder of any Coupon as the owner of such Unregistered Security or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Unregistered Security or Coupon shall be overdue, and none of the Company, the Trustee and any agent of the Company or the Trustee shall be affected by any notice to the contrary.    All such payments so made to any such Person or Holder, or upon the order of any such Person or Holder, shall be valid and, to the extent of the amounts so paid, effectual to satisfy and discharge the indebtedness on any such Security or Coupon.

SECTION 309.    Cancellation.

All Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of any sinking or analogous fund, if surrendered to the Company or any agent of the Company or any agent of the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities and Coupons held by it and deliver a certificate of disposition to the Company. If the Company or its agent shall acquire any of the Securities or Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities or Coupons unless and until the same are delivered to the Trustee for cancellation.

SECTION 310.    Computation of Interest.

Except as otherwise established pursuant to Section 301 for the Securities of any series, interest on the Securities of each series shall be computed on the basis of a year of twelve 30-day months.    For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest for any period of less than one year to which interest at a stated rate computed on the basis of a year of 360 days consisting of twelve 30-day months is equivalent is the stated rate multiplied by a fraction of which (1) the numerator is the product of (A) the actual number of days in the calendar year in which the first day of the relevant period falls and (B) the sum of (i) the product of (x) 30 and (y) the number of complete months elapsed in the relevant period and (ii) the actual number of days elapsed in any incomplete month in the relevant period, and (2) the denominator is the product of (A) 360 and (B) the actual number of days in the relevant period.

ARTICLE FOUR SATISFACTION AND DISCHARGE
SECTION 401.    Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for) after the Trustee, upon company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)	either

(A)all Securities and Coupons theretofore authenticated and delivered (other than (i) Securities and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)all such Securities and Coupons not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)will become due and payable at their Stated Maturity within one year or

(iii)are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities and Coupons not theretofore delivered to the Trustee for cancellation; for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities and Coupons which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subparagraph (1)(B) of the first paragraph of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.    Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the Coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE REMEDIES
SECTION 501.    Events of Default.

"Event of Default," wherever used herein with respect to the Securities of any series, means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)default in the payment of any interest upon any of the Securities of such series when and as the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)default in the payment of all or any part of the principal of (or premium, if any, on) any of the Securities of such series at its Maturity, and continuance of such default for a period of five days;

(3)default in the deposit of any sinking fund or analogous payment for the benefit of the Securities of such series when and as the same shall become due and payable, and continuance of such default for a period of five days;

(4)default in the performance, or breach, of any covenant or warranty of the Company in the Securities of such series or in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically provided for or which has expressly been included in this Indenture solely for the benefit of the Securities of other series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Securities of all series then Outstanding affected thereby a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

(5)the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Canadian, United States

Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(6)the    commencement by the Company of a voluntary case or proceeding under any applicable Canadian, United States Federal or State bankruptcy, insolvency, reorganization or other similar law or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Canadian, United States Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the appointment of or the taking of possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of its property, or the making by it of a general assignment for the benefit of creditors; or

(7)any other Event of Default provided in or pursuant to the supplemental indenture or Board Resolution establishing the terms of such series of Securities as provided in section 301 or in the form or forms of Security for such series.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default described in clause (l), (2) or (3) of Section 501 shall have occurred and be continuing with respect to the Securities of any series, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the entire principal of (and premium, if any, on) all the Securities of such series then Outstanding and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.    If an Event of Default described in clause (4) or (7) of Section 501 (if such Event of Default is with respect to less than all series of the Securities then Outstanding) shall have occurred and be continuing with respect to the Securities of one or more series, then, and in each and every such case, unless the principal of all of the Securities of such affected series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the securities of all such affected series then outstanding (voting as one class), by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the entire principal of (and premium, if any, on) all the Securities of all such affected series then outstanding and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.    If an Event of Default described in clause (4), (5), (6) or (7) of Section 501 (if such Event of Default under is with respect to all series of the Securities then Outstanding) shall have occurred and be continuing, then, and in each and every such case, unless the principal of all Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the securities then outstanding (voting as one class), by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the entire principal of (and premium, if any, on) all the Securities then outstanding and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

The preceding paragraph is subject, however, to the condition that if, at any time after the principal of the Securities of one or more series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series and the principal of (and premium, if any, on) all the Securities of such series which shall have become due otherwise than by acceleration (with interest upon such principal and premium and, to the extent that payment of such interest shall be enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest (or Yield to Maturity, in the case of original Issue Discount securities) specified in the Securities of such series, to the date of such payment or deposit) and such amount as shall be sufficient to cover the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith, and if any and all Events of Default under this Indenture with respect to such series, other than the non-payment of the principal of (and premium, if any, on) the Securities of such series which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein - then, and in each and every such case, the Holders of a majority in aggregate principal amount of all the Securities of such affected series then Outstanding (voting as one class, except in the case of Events of Default described in clauses (1), (2) and of section 501, in which case each series of Securities as to which such an Event of Default shall have occurred shall vote as a separate class), by written notice to the Company and to the Trustee, may waive all defaults or breaches with respect to such series and rescind and annul such declaration and its consequences, but no such waiver, rescission and annulment shall extend to or shall affect any subsequent default or breach or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration shall have been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such declaration; and payment of the portion of the principal thereof as shall have become due and payable as a result of such declaration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

SECTION 503.	Collection of Indebtedness and Suits for Enforcement by Trustee.

The company covenants that if:

(1)default shall be made in the payment of any interest on any of the Securities of any series when and as such interest shall become due and payable, and such default shall have continued for a period of 30 days, or

(2)default shall be made in the payment of the principal of (or premium, if any, on) any of the Securities of any series at the Maturity thereof,

the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities of such series, the whole amount then due and payable on such Securities, including all Coupons appertaining thereto, for principal (and premium, if any) and interest (with interest to the date of such payment upon overdue principal and premium and, to the extent that payment of such interest shall be enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest (or Yield to Maturity, in the case of Original Issue Discount Securities) specified in the Securities of such series); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith.

Until such demand shall be made by the Trustee, the company may pay the principal of (and premium,if any) and interest on the Securities of such series to the Holders, whether or not the Securities of such series shall be overdue.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute judicial proceedings for the collection of the amounts so due and unpaid, may prosecute such proceedings to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to the Securities of any series shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the    specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.    Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal (and premium, if any) and interest (or if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of each series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith) and of the Holders allowed in such judicial proceeding, and

(ii)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.	Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture, or under the Securities of any series or any Coupons appertaining thereto, may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or such Coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

In any proceedings brought by the Trustee (and also in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities and Coupons appertaining thereto in respect to which action was taken, and it shall not be necessary to make any Holders of such Securities or Coupons parties to any such proceedings.

SECTION 506.    Application of Moneys Collected.

Any moneys collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of any distribution of such moneys on account of the principal of (or premium, if any) or interest on the Securities of such series, upon presentation of the several Securities and Coupons appertaining thereto in respect of which moneys have been collected and the notation thereon of such distribution if such principal, premium and interest be only partially paid or upon surrender thereof if fully paid:

FIRST:    To the payment of all amounts due the Trustee under section 607;

SECOND:    In case the principal of the Securities of such series shall not then be due and payable, to the payment of interest on the Securities of such series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest (or Yield to Maturity, in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without preference or priority;

THIRD:    In case the principal of the Securities of such series shall then be due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal (and premium, if any) and interest, with interest upon overdue principal and premium, and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the same rate as the rate of interest (or Yield to Maturity,in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal, premium and interest, without preference or priority of principal or premium over interest, or of interest over principal or premium, or of any installment of interest over any other installment of interest, or of any Security of such series, ratably to the aggregate of such principal, premium and interest; and

FOURTH:    To the Company or any other Person lawfully entitled thereto,

SECTION 507.    Limitation on Suits.

No Holder of any Security of any series or of any
Coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official, or for any other remedy hereunder, unless:

(l) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2)the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series then Outstanding (determined as provided in Section 502 and voting as one class) shall have made written request to the Trustee to institute such proceeding in its own name as Trustee hereunder;

(3)such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute such proceeding; and

(5)no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the securities of each affected series then Outstanding (determined as provided in Section 502 and voting as one class);

it being understood and intended that no one or more of Holders of Securities of any series or Coupons appertaining thereto shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of the Securities or the Coupons, or to obtain or to seek to obtain preference or priority over any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the affected series and Coupons.

SECTION 508.    Unconditional Right of Holders to Receive
Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture or any provision of any Security of any series, the Holder of a Security of any series or Coupon appertaining thereto shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security or Coupon on the Stated Maturity or Stated Maturities expressed in such Security or Coupon or, in the case of redemption, on the Redemption Date and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.    Restoration of Rights and Remedies.

In case the Trustee or any Holder shall have proceeded to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then, and in every such case, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder: and all rights, remedies and powers of the company, the Trustee and the Holders shall continue as though no such proceeding had been taken.

SECTION 510.    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities and Coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of Securities or Coupons to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.    Control by Holders.

The Holders of a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding (determined as provided in Section 502 and voting as one class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to. the Securities of such affected series, provided that:

(1)such direction shall not be in conflict with any rule of law or with this Indenture;

(2)the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3)subject to Section 601, the Trustee need not take any action which might involve the Trustee in personal liability or be unduly prejudicial to the Holders of the Securities of the affected series not joining in the giving of such direction.

SECTION 513.    Waiver of Past Defaults.

Prior to the declaration of acceleration of the Maturity of any Securities as provided by Section 502, the Holders of not less than a majority in aggregate principal amount of the Securities_of all series at the time outstanding with respect to which a default or breach or an Event of Default shall have occurred and be continuing (determined as provided in Section 502 and voting as one class) may on behalf of the Holders of all such affected Securities waive any past default or breach or Event of Default and its consequences, except a default or breach or Event of Default

(i)in the payment of the principal of (or premium, if any) or interest on any Security of such affected series, or

(ii)in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Security affected.

Upon any such waiver, such default or breach shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or breach or Event of Default or impair any right consequent thereon.

SECTION 514.    Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security or Coupon by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, (ii) any suit instituted by the Trustee, (iii) any suit instituted by any Holder, or group of Holders, of the Securities of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to or arising under clause (4) or (7) of Section 501 (if the suit relates to the Securities of more than one but less than all series then outstanding), 10% in aggregate principal amount of the Securities then outstanding and affected thereby, or, in the, case of any suit relating to or arising under clause (4) or (7) (if the suit relates to all the securities then outstanding) or clause (5) or (6) of Section 501, 10% in aggregate principal amount of all Securities then outstanding or (iv) any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including interest evidenced by a coupon) on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security or Coupon or, in the case of redemption, on or after the Redemption Date.

SECTION 515.    Waiver of Stay or Extension Laws.

The Company covenants (to the fullest extent that it may lawfully do so) that it will not at any time insist upon,or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the fullest extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX THE TRUSTEE
SECTION 601.    Certain Duties and Responsibilities.

(a)Except during the continuance of an Event of Default:

(1)	the Trustee undertakes to perform such duties
and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)In case an Event of Default with respect to the Securities of a particular series shall have occurred and be continuing, the Trustee shall exercise with respect to the Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)this subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible
Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an appropriate direction of the Holders pursuant to Section 512 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.    Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall give notice of all defaults with respect to the Securities of such series known to the Trustee (i) if any unregistered Securities of such series are then Outstanding, to the Holders thereof by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, London and, if required by Section 1009, Luxembourg, (ii) if any Unregistered Securities of such series are then outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 703(c) by mailing such notice to such Holders at such addresses and (iii) if any Registered Securities of such series are then outstanding, to the Holders thereof by mailing such notice to such Holders at their addresses as they shall appear on the Security Register, unless in each case such defaults shall have been cured before the mailing or publication of such notice; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any of the Securities of such series, or in the payment of any sinking fund or analogous payment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities of such series; and provided further that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to the Holders shall be given until at least 30 days after the occurrence thereof.    For

the purpose of this Section, the tern "default" means any event or condition which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603.    Certain Rights of Trustee.

Subject to the provisions of Section 601:

(l) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, Coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)any order, request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

(4)the Trustee may consult with counsel and the written advice of such counsel or any Opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of

Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, Coupon, other evidence of indebtedness or other paper or document, or any investigation of the books and records of the Company, unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities of affected series then Outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

(7)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604.	Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or Coupons. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of any of the Securities or Coupons or of the proceeds thereof.

SECTION 605.    May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or in any other capacity, may become the owner or pledgee of the Securities or Coupons and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.    Moneys Held in Trust.

Moneys held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.    The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.    Compensation and Reimbursement.

The Company agrees:

(1)to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel) , except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The provisions of this Section 607 shall survive the satisfaction and discharge of this Indenture.

SECTION 608.    Disqualification; Conflicting Interests.

(a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Securities of any series, it shall, within 90 days after ascertaining that it has such conflicting interest, unless the default (as defined in Subsection (d)(7) of this Section) to which such conflicting interest relates shall have been cured or duly waived or otherwise eliminated before the end of such 90-
day period, either eliminate such conflicting interest or, except as otherwise provided in this Section , resign with respect to the

Securities of such series in the manner and with the effect hereinafter specified in this Article.

(b)In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail notice of such failure to the Holders of such series in the manner and to the extent required by section 703(c) and, if any Unregistered Securities are then outstanding, shall publish notice of such failure at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York.

(c)For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series if the Securities of such series are in default and:

(1) the Trustee is trustee under this Indenture with respect to the Outstanding Securities of any other series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this
Indenture, provided that there shall be excluded from the operation of this paragraph this Indenture with respect to the Securities of any other series and such other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if:

(i)this Indenture and such other indenture or indentures (and all series of securities issuable thereunder) are wholly unsecured and rank equally, and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture with respect to Securities of such series, the provisions of the Outstanding Securities of such series and the outstanding Securities of one or more other series and one or more other series or the provisions of such other indenture or indentures (or any series of securities issuable thereunder) which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of such series and such other series or under such other indenture or indentures, or

(ii)    the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this    · Indenture with respect to the Securities of such series and such other series or such other indenture or indentures (or with respect to more than one outstanding series under such other indenture or indentures) is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of such series and such other series or under such other indenture or indentures (or with respect to more than one outstanding series under such other indenture or indentures);

(2)the Trustee or any of its directors or executive officers is an underwriter for an obligor upon the Securities of any series;

(3)the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for an obligor upon the securities of any series;

(4)the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of Subsection(c) (1), to act as trustee, whether under an indenture or otherwise;

(5)10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6)the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

(7)the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

(8)the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 10% or more of any class of security of any. person who, to the knowledge of the Trustee, owns 50%
or more of the voting securities of the Company;

(9)the Trustee owns, on the date of default upon the Securities of such series or any anniversary of such default while such default shall be continuing, in the capacity of executor, administrator, testamentary or intervivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial

ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), or (8) of this Subsection.    As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the date of any such default upon the Securities of such series and annually in each succeeding year that the Securities of such series remain in default, the Trustee shall make a check of its holding of such securities in any of the above mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection; or

(10)except under the circumstances described in paragraphs (1), (3), (4),    (5) and (6) of Section 613(b), the Trustee shall be or shall become a creditor of the Company. For the purposes of paragraph    (1) of this Subsection, Sections 512 and 513 and the definition of the term "Outstanding," the term "series of securities" or "series" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the indenture trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series, provided that “series of securities” or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.

For the purposes of paragraphs (6), (7), (8) and (9) of this subsection only, (i) the terns "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by o e or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

(d)	For the purposes of this Section:

(1)The term "underwriter," when used with reference to the Company, means every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

(2)The term "director” means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

(3)The term "person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

(4)The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

(5)The term “Company” means any obligor upon the securities.

(6)The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions_ with respect to any organization, whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

(7)    The term "default" shall mean, with respect to the Securities of any series, an Event of Default in respect thereof (exclusive of any period of grace or requirement of notice).

(e)Except in the case of a default in the payment of the principal of (and premium, if any) or interest on the Securities of any series, or in the payment of any sinking fund or analogous payment, the Trustee shall not be required to resign as provided by this Section if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that:

(1)    the default under this Indenture may be cured or waived during a reasonable period and under the procedures described in such application, and

(2)	a stay of the Trustee's duty to resign will
not be inconsistent with the interests of the Holders of the
Securities of the applicable series.

The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

(f)The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

(l) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(2)A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(3)The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

(4}    The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(i)securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(ii)securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(iii)securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise;
and

(iv)    securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further that, in the case of unsecured evidences of indebtedness, ·differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

SECTION 609.    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder for each series of Securities which shall be either (i) a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by United States Federal or state authority, or (ii) a corporation or other Person organized and doing business under the laws of any other government which is permitted to act as Trustee pursuant to any rule, regulation or order of the commission, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by an authority of such government, or a political subdivision thereof, substantially equivalent to the supervision or examination applicable to an institution described in clause above, in each case having a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in Chicago, Illinois or New York, New York, if there shall be such a corporation or other Person in such location willing to act upon customary and reasonable terms. If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.    Resignation and Removal; Appointment of Successor.

(a)No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b)The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding delivered to the Trustee and to the company.

(d)	If at any time:

(1)the Trustee shall fail to comply with Section 608(a) with respect to the Securities of any series after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of such series for at least six months; or

(2)the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(3)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (i) the company by a Board Resolution may remove the Trustee with respect to the Securities of any or all series, as appropriate, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security of an affected series for at least six months may, on behalf of such Holder and all other Holders similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e)If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of such series (it being understood that any such successor Trustee may be appointed with respect to the securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611.    If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the securities of such series then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company with respect to the Securities of such series.    If no successor Trustee with respect to the securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of such Holder and all other. Holders similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series (i) if any Unregistered Securities of any affected series are then Outstanding, to the Holders thereof by publication of such notice at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, London and, if required by Section 1009, Luxembourg, if any Unregistered Securities of any affected series are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 703(c) by mailing such notice to such Holders at such addresses (and the Trustee shall make such addresses available to the Company for such purpose) and (iii) if any Registered Securities of any affected series are then Outstanding, to the Holders thereof by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the Company shall fail to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the company.

Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its corporate Trust Office.

SECTION 6ll.    Acceptance of Appointment by Successor.

(a)    In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more series, each successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee with respect to such applicable series of the Securities shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to such applicable series; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute, acknowledge and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)    In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but less then all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute, acknowledge and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and which shall (i) contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of each series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee shall not be retiring with respect to the Securities of all series, contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of the series as to which the retiring Trustee shall not be retiring shall     continue to be vested in the retiring Trustee and (iii) add to or change any of the provisions of this Indenture to the extent necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of each series to which the appointment of such successor Trustee relates, and such retiring Trustee shall duly assign, transfer and deliver to each successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of each series to which the appointment of such successor Trustee relates.

(c)    Upon request of any sue successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be,

(d)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.	Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as though such successor Trustee had itself authenticated such Securities.

SECTION 613.    Preferential Collection of Claims Against Company.

(a)Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the securities and Coupons and the holders of other indenture securities, as defined in Subsection (c) of this Section:

(1)    an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or
disposition of any property described in clause (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2)    all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

(A)to retain for its own account (i)payments made on account of any such claim by any person (other than the Company) who is liable thereon, (ii) the proceeds of the bona fids sale of any such claim by the     Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

(B)to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

(C)to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within three months; or

(D)to receive payment on any claim referred to in clause (B) or (C) of this Subsection, against the release of any property held as security for such claim as provided in such clause (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of clauses (B), (C) and (D) of this Subsection, property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such clauses is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account.    As used in this paragraph with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee which has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred.    If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

(i)the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three months' period; and

(ii)such receipt of property or reduction of claim occurred within three months after such resignation or removal.

In any case commenced under the Bankruptcy Act of July 1, 1898, or any amendment thereto enacted prior to November 6, 1978, all references above to periods of three months shall be deemed to be references to periods of four months.

(b) There shall be excluded from the operation of Subsection (a) of this section a creditor relationship arising from:

(l)the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2)advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

(3)disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4)an indebtedness created as a result of services rendered or premises rented, or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section:

(5)the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

(6)the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self liquidating paper, as defined in Subsection (c) of this Section.

(c)	For the purposes of this Section only:

(1)the term "default" means any failure to make payment in full of the principal of or interest upon any of the securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

(2)the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

(3)the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

(4)the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation:

(5)the term "Company" means any obligor upon the Securities; and

(6)the term "Federal Bankruptcy Act" means the Bankruptcy Act or Title 11 of the United States Code.

SECTION 614.    Appointment of Authenticating Agent.

So long as any of the Securities remain Outstanding,
the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of the Securities which shall be authorized to act on behalf of, and subject to the direction of, the trustee to authenticate the Securities of such series, including Securities issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306; and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by the Trustee. Wherever reference is made in this Indenture to the authentication and delivery of the Securities of any series by the Trustee or to the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by any Authenticating Agent for such series and a certificate of authentication executed on behalf of the Trustee by such Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.    If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of any Authenticating Agent, shall be the successor to such
Authenticating Agent with respect to all series of the Securities for which it served as Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

Any Authenticating Agent may resign at any time by
giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the appointment of any Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.    Upon receiving such notice of resignation or upon such termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall provide notice of such appointment to all Holders of the Securities affected thereby in the manner provided in Section 611 with respect to the appointment of a successor Trustee. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as though originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services hereunder.

ARTICLE SEVEN

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.	Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(1)semi-annually, not later than January 1 and July 1 in each year, a list, in, such form as the

Trustee may reasonably require, of the names and addresses of the Holders of the Registered securities of each series as of the preceding December 15 or June. 15, as the case may be; and

(2)at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list in similar form and content as of a date not more than 15 days prior to the date such list is furnished;

provided, however, that so long as the Trustee shall be the security Registrar for any series and all of the Securities of such series are Registered Securities, no such list shall be required to be furnished.

SECTION 702.	Preservation of Information: Communications to Holders.

(a)The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of the Registered Securities of each series (i) contained in the most recent list furnished to it as provided in section 701, (ii) received by it in the capacity of Security Registrar for such series, if so acting, and (iii) filed with it within the two preceding years pursuant to Section 703 (c)(ii). The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)If three or more Holders (in this Section referred to as "applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with the other Holders of the securities of a particular series (in which case the applicants must all hold Securities of such series) or with the Holders of the Securities of all series with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i)afford such applicants access to the information preserved at the time by the Trustee in accordance with section 702(a), or

(ii) number of series or be, whose inform such applicants as to the approximate Holders of Registered securities of such of all Registered Securities, as the case may names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of the Registered Securities of such series or to each Holder of the
Registered Securities of all series, as the case may be, whose name and address shall appear in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material proposed to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of the Registered Securities of such ,series or of all series, as the case may be, or would be in violation of applicable law.    Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)Every Holder of the Securities and the Coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703.    Reports by Trustee.

(a)Within 60 days after May 15 of each year, commencing with the year 1992, the Trustee shall transmit by mail to all Holders of each series, as provided in Subsection (c) of this Section, a brief report dated as of such May 15 with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period, no report need be transmitted):

(1)any change in its eligibility under Section 609 or its qualification under Section 608;

(2)the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Section 608(c);

(3)the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of such series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than of 1% of the principal amount of the securities of such series Outstanding on the date of such report;

(4)the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613(b) (2), (3), (4) or (6);

(5)any change to the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

(6)	any additional issue of Securities which the
Trustee has not previously reported; and

(7)any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities of such series, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

(b)The Trustee shall transmit by mail to the Holders of each series, as provided in Subsection (c) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the securities of such series, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities of such series Outstanding at such time, such report to be transmitted within 90 days after such time.

(c)Reports pursuant to this section shall be transmitted by mail:

(i} to all Holders of the Registered Securities of each series, as the names and addresses of such Holders appear upon the Security Register;

(ii)to such other Holders of the Securities of any series as have, within two years preceding such transmission, filed their names and addresses with the Trustee for such purpose; and

(iii)except in the case of reports pursuant to Subsection (b), to each Holder of a security of any series whose name and address are preserved at the time by the Trustee as provided in Section 702(a).

(d)A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange upon which the Securities of any series are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities of any series are listed on any stock exchange.

SECTION 704.    Reports by Company.

The Company shall:

(1)file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or if the Company is not required to file information, documents or reports pursuant to either of such sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3). transmit by mail to all Holders, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 703(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to clauses (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER

SECTION 801.    Company May Consolidate, Etc. on Certain Terms.

The Company shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertakings, property and assets would become the property of any Person or, in the case of amalgamation, of the continuing corporation resulting therefrom unless, but may do so if:

(1)such other Person or continuing corporation shall be a corporation    (in this Article Eight called the "Successor Corporation") incorporated under the laws of Canada or any province thereof:

(2)the Successor Corporation, by operation of law, shall become, without more, bound by the terms and provisions of this Indenture, the Securities of every series and the Coupons, if any, appertaining thereto or, if not so bound, shall execute, prior to or contemporaneously with the consummation of such transaction, an indenture supplemental hereto and such other instruments, if any, as shall be satisfactory to the Trustee and, in the opinion of counsel, necessary or advisable to evidence the assumption by the Successor Corporation of liability for the due and punctual payment of the Securities of every series and the interest thereon and all other moneys payable hereunder and the covenant of the Successor Corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Company under this Indent re: and

(3)no condition or event shall exist in respect of the Successor Corporation at the time of such transaction and after giving full effect thereto which constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

SECTION 802. .Supporting Documents.

The Company shall deliver promptly an Officers' Certificate and an Opinion of Counsel which the Trustee shall, subject to the provisions of Section 601, be fully protected in relying upon as conclusive evidence that any such reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, lease or other conveyance complies with the foregoing conditions and provisions of this Article.

SECTION 803.    Successor Corporation Substituted.

Upon any reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, lease or other conveyance in accordance with Section 801, the successor Corporation formed by or resulting from such transaction shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as though the Successor Corporation had been named as the Company herein, and thereafter, except in the case of a lease or other similar conveyance, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Securities of every series and the Coupons appertaining thereto.

ARTICLE NINE SUPPLEMENTAL INDENTURES
SECTION 901.    Supplemental Indentures Without Consent of Holders.

Without the consent of the Holders of any series, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(l) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities and the Coupons appertaining thereto;

(2) to add to the covenants of the Company for benefit of the Holders of all or any series of the Securities (and if such covenants are to be for the benefit of less than all series of the Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(3)to add any additional Events of Default with respect to all or any series of the Securities;

(4)to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(5)to change or eliminate any provision of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(6)to secure the Securities and the Coupons appertaining thereto pursuant to the requirements of Section 1006 or otherwise;

(7)to establish the form or forms and the terms of the Securities of any series as permitted by Sections 201 and 301;

(8)to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6ll(b); or

(9)to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of the Securities of any series or the Coupons appertaining thereto in any material respect.

SECTION 902.    Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time outstanding affected by such supplemental indenture (voting as one class), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee, at any time or from time to time, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or of the coupons appertaining thereto; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby:

(1)change the Stated Maturity of the principal of, or any installment of the principal of or the interest on, such Security, or reduce the principal amount thereof or the rate of interest thereon (or the method by which such rate is determined) or any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, such Security or Coupon or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or, if such Security shall so provide, any right of repayment at the option of such Holder;

(2)reduce the percentage in principal amount of the Outstanding Securities of the affected series, the consent of whose Holders is required for any such supplemental indenture, or for any waiver with respect to defaults, breaches, Events of Default or declarations of acceleration provided for in this Indenture; or

(3)modify any of the provisions of this Section, Section 513 or Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more (but less than all) series of the Securities, or which modifies the rights of the Holders of such series or of the Coupons appertaining thereto with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of the Securities of any other series or of the Coupons appertaining thereto.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.    Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of the securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.    Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.    Reference in Securities to Supplemental Indentures.

The securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN
COVENANTS
SECTION 1001.    Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of such series in accordance with the terms of the Securities of such series, the Coupons, if any, appertaining. thereto and this Indenture. Interest on any Securities with Coupons attached (together with any additional related amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. If any temporary Unregistered Security provides that interest thereon may be paid while in temporary form, the interest on any such temporary Unregistered Security (together with any additional related amounts payable pursuant to the terms of such Security) shall be paid, as to the installments of interest evidenced by coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such temporary Unregistered Security for notation thereon of the payment of such interest, in each case subject to any restrictions that may be established pursuant to Section 301. Interest on any Registered Securities (together with any additional related amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Company, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register.

SECTION 1002.    Maintenance of Offices or Agencies.

So long as Registered Securities of any series shall be outstanding, the Company will maintain in each Place of Payment for the Registered Securities of such series an office or agency where Registered Securities of such series may be presented or surrendered for payment, where Registered Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Registered Securities of such series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

So long as Unregistered Securities of any series shall be outstanding, the Company will maintain one or more offices or agencies in a city or cities located outside the United States of America (including any city in which such an office or agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where the Unregistered Securities of such series and the Coupons, if any, appertaining thereto may be presented for payment and where Unregistered Securities of such series may be surrendered for exchange. No payment on any Unregistered Security or Coupon will be made upon presentation of such Unregistered Security or Coupon at an office or agency of the Company within the United States of America, nor will any payment be made by transfer to an account in, or by mail to an address in, the United States of America unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Company. Notwithstanding the foregoing, payments in Dollars on any Unregistered Securities of such series and the Coupons, if any, appertaining thereto which are payable in Dollars may be made at an office or agency of the Company maintained in the Borough of Manhattan, The City of New York, or Chicago, Illinois, if such payment in Dollars at each office or agency maintained by the Company outside the United States of America for payment on such Unregistered Securities and Coupons is illegal or effectively precluded by exchange controls or other similar restrictions. The Company will maintain in the Boroughof Manhattan, The City of New York, or Chicago, Illinois, an office or agency where notices and demands to or upon the Company in respect to the Unregistered Securities of such series, the Coupons, if any, appertaining thereto and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.    If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency required by this Section. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency .

SECTION 1003.    Money for Securities Payments to be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal, premium or interest so becoming due until such sum shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Securities of any series, it will, on or prior to each due date of the principal of (and premium, if any) or interest on any Securities of such series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest; and (unless such Paying Agent is the Trustee) the

Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of the Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of the principal (and premium, if any) or interest on the Securities of such series; and

(3)at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for three years after such principal (and premium, if any) or interest shall have become due and payable shall be repaid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published at least once in an

Authorized Newspaper in the Borough of Manhattan, The City of New York, London and, if required by Section 1009, Luxembourg notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.    Corporate Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 1005.    Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i)all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company and (ii) all lawful claims against the Company for labor, materials and supplies which, in the case of either clause (i) or of this Section, if unpaid, might by law become a Lien upon the property or assets of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1006.    Restrictions on Liens.

The Company will not create, incur, assume or permit to exist any Lien (other than Permitted Encumbrances) on any of its present or future revenues, undertakings, properties or assets securing any Indebtedness for Borrowed Money, unless, at the same time or as soon as reasonably practicable thereafter, it secures or causes to be secured equally and ratably with such Indebtedness for Borrowed Money the payment of the principal of (and premium, if any) and interest on the Securities outstanding from time to time and all other moneys owing from time to time under this Indenture.

SECTION 1007 . Annual Certificate of Compliance.

On or before April 30 in each year (commencing April 30, 1992), the Company will furnish the Trustee with an officer's certificate (executed by at least the principal executive officer, the principal financial officer or the principal accounting officer of the Company), covering the period during the preceding year that any Securities were outstanding, certifying that after reasonable investigation and inquiry the Company has complied with all covenants, conditions or other requirements contained in this Indenture or, if such is not the case, setting forth with reasonable particularity the circumstances of any failure so to comply and the steps taken or proposed to be taken to eliminate such failure.

SECTION 1008.    Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1006 with respect to the Securities of any series if, before the time for such compliance, the Holders of a majority in aggregate principal amount of the Securities of such series than Outstanding shall, by Act of such Holders, either waive such compliance in such instance or waive compliance with such term, provision or condition generally, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall have become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1009.    Luxembourg Publication.

In any case where a notice is required to be published pursuant to Section 602, 610(f), 1003 or 1104, such notice shall also be published in Luxembourg if, and to the extent that, such notice is required to be given to the Holders of the Securities of any series by applicable Luxembourg law or stock exchange regulations, as evidenced by an Officers' Certificate delivered to the Person giving such notice.

ARTICLE ELEVEN
REDEMPTION OF SECURITIES

SECTION 1101.    Applicability of Article.

The Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise established in accordance with Section 301 for the Securities of a particular series) in accordance with this Article.

SECTION 1102.    Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be acceptable to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of the Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1103.    Selection by Trustee of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected, not more than 90 days prior to the Redemption Date, by the Trustee from among the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Securities of such series or any multiple thereof) of the principal amount of the securities of such series of a denomination larger than the minimum authorized denomination for the Securities of such series; provided, however, that in case the Securities of such series have different terms and/or Stated Maturities, the Securities to be redeemed shall be selected by the Company, and the Company shall give notice thereof to the Trustee.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104.    Notice of Redemption.

Notice of redemption to the Holders of Registered Securities of any series to be redeemed shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the Redemption Date, to such Holders at their addresses as they shall appear on the Security Register.    Notice of redemption to the Holders of Unregistered Securities of any series to be redeemed who have filed their names and addresses with the Trustee pursuant to Section 703(c) shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the Redemption Date, to such Holders at such filed addresses. Notice of redemption to all other Holders of Unregistered Securities of any series shall be given by publication in an Authorized Newspaper in the Borough of Manhattan, The City of New York, London and, if required by Section 1009, Luxembourg, in each case once in each of three successive calendar weeks, the first publication to be not less than 30 days and not more than 60 days prior to the Redemption Date. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.    Failure to give notice by mail, or any defect in the notice to the Holder of any Security of any series designated for redemption in whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security of such series.

All notices of redemption shall state:

(1)the Redemption Date;

(2)	the Redemption Price;

(3)if less than all of the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(4)that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after such date;

(5)the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

(6)that the redemption is for a sinking or analogous fund, if such is the case.

Each notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1105.    Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company shall be acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on the Redemption Date.

SECTION 1106.    Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest, and the unmatured Coupons, if any, appertaining thereto shall be void.    Upon surrender of any such Security for redemption in accordance with such notice, together with all Coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable, in the case of unregistered Securities with Coupons attached thereto, to the Holders of the Coupons for such interest upon the surrender thereof or, in the case of Registered Securities, to the Holders of such Registered Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular or Special Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the same rate specified in such Security as the rate of interest (or Yield to Maturity, in the case of Original Issue Discount Securities).

SECTION 1107.    Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company at a Place of Payment therefor (with, if the company or the Trustee shall so require in the case of a Registered Security, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series, form and Stated Maturity, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE SINKING FUNDS
SECTION 1201.    Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series, except as otherwise established in accordance with section 301 for the securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is in this section referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is in this Section referred to as an "optional sinking fund payment."    The date on which any sinking fund payment is to be made is in this section referred to as the "sinking fund payment date." If so provided by the terms of the Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202.    Each sinking fund payment in respect of the Securities of any series shall be applied to the redemption of the Securities of such series as provided for by the terms of the Securities of such series.

SECTION 1202.    Satisfaction of Sinking Fund Payments with Securities.

In lieu of making all or any part of any mandatory sinking fund payment with respect to the Securities of any series in cash, the Company may at its option (i) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to any mandatory sinking fund payment) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as foresaid) by the Company and delivered to the Trustee for cancellation pursuant to section 309; (ii) receive credit for any optional sinking fund payments (not previously so credited) made pursuant to this section; or (iii) receive credit for any Securities of such series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such series. Such securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund therefor and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 1203.    Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for the Securities of any series, the Company will deliver to the Trustee an Officers' Certificate (which need not contain the statements required by Section 102) (i) specifying the portion of the mandatory sinking fund payment due on such date to be satisfied by the payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (ii) stating that none of the Securities of such series to be so credited has theretofore been so credited, (iii) stating that no default in the payment of interest or Events of Default with respect to such series shall have occurred and are continuing and (iv) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment on such date with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date.    Any Securities of such series to be so credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 309 to the Trustee with such Officers' Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officers' Certificate shall be irrevocable, and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments and other deliveries therein referred to on or before the next succeeding sinking fund payment date. Failure by the Company, on or before any such 60th day, to deliver such Officers’ Certificate and Securities, if any, shall not constitute a default hereunder, but shall constitute, on and as of such 60th day, the irrevocable election by the Company that (i) the mandatory sinking fund payment for the Securities of such series due on the next succeeding sinking fund payment date shall be paid entirely in cash and (ii) the Company will make no optional sinking fund payment with respect to the securities of such series on such date. Not less than 30 days prior to each sinking fund payment date with respect to the Securities of any series, the Trustee shall select the Securities of such series to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name and at the expense of the Company in the manner provided in Section 1104. Such notice of redemption having been duly given, the redemption of the Securities of such series to be redeemed shall be made upon the terms and in the manner stated in Sections 1105, 1106 and 1107.

ARTICLE THIRTEEN
DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.	Applicability of Article; Company's Option to Effect Defeasance or Covenant Defeasance.

If pursuant to Section 301 provision is made for (i) defeasance of the Securities of any series under Section 1302 and/or (ii) covenant defeasance of the Securities of any series under Section 1303, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article Thirteen, shall be applicable to the Securities of such series; and the Company may at any time at its option, by Board Resolution elect to have either Section 1302 (if appli cable) or Section 1303 (if applicable} be applied to the Outstanding Securities of such series upon compliance with the applicable conditions set forth in this Article Thirteen.

SECTION 1302.    Defeasance and Discharge.

Upon the Company's exercise of the option provided in Section 1301 to defease the Securities of a particular series, the Company shall be discharged from its obligations with respect to the Securities of such series on the date that the applicable conditions set forth in section 1304 shall be satisfied. The term "defeasance" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Securities of such series and all Coupons appertaining thereto and to have satisfied all its other obligations under such Securities and Coupons and this Indenture insofar as such Securities and Coupons shall be concerned; and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same; provided, however, that the following rights, obligations, powers, trusts, duties and immunities shall survive until otherwise terminated or discharged hereunder:
(i) the rights of the Holders of the Securities of such series and such Coupons to receive, solely from the trust fund provided for in Section 1304, payments in respect of the principal of (and premium, if any) and interest on such Securities and Coupons when and as such payments shall become due, (ii) the Company's obligations with respect to such Securities and Coupons under Sections 304, 305, 306; 1002 and 1003, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option with respect to defeasance under this Section 1302 notwithstanding the prior exercise of its option with respect to covenant defeasance under Section 1303 with respect to the Securities of such series.

SECTION 1303.    Covenant Defeasance.

Upon the Company's exercise of the option provided in Section 1301 to obtain a covenant defeasance with respect to the Securities of a particular series, the Company shall be released from its obligations under Section 1006 and Article Eight with respect to the Securities of such series on and after the date that the applicable conditions set forth in Section 1304 shall be satisfied. The term "covenant defeasance" means that, with respect to the Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Section 1006 and Article Eight, whether directly or indirectly by reason of any reference elsewhere herein to such Section or Article or by reason of any reference in such Section or Article to any other provision herein or in any other document, and such omission to comply shall not constitute an Event of Default under Section 501(4) with respect to the Securities of such series; but the remaining provisions of this Indenture and the other terms of the Securities of such series shall be unaffected thereby.

SECTION 1304.    Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to defeasance under section 1302 and covenant defeasance under Section 1303 with respect to the Securities of a particular series:

(1)The Company shall have irrevocably deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as a trust fund in trust for the purpose of making the payments described below, and dedicated solely to, the benefit of the Holders of the Securities of such series: (A) cash in an amount, or (B) Government Obligations which, through scheduled payments of principal and interest in respect thereof in accordance with their terms, will assure cash in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or such other trustee) to pay and discharge:
(i) the principal of (and premium, if any, on) and each installment of principal of (and premium, if any) and interest on the Securities of such series and the Coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest; and (ii) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the dates on which such payments shall become due and payable in accordance with the terms of this Indenture and of such Securities.

(2)No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(5) and (6) are concerned, at any time during the period ending on the 9lst day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3)Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(4)Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any national securities exchange registered under the Securities Exchange Act of 1934, as amended, to be delisted.
(5)In the case of a defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) if the deposit referred to in paragraph (1) above shall include Government
Obligations in respect of any government other than the United States of America, such deposit shall not result in the Company, the Trustee or such trust constituting an "investment company" under the Investment company Act of 1940, as amended, and (B) (i) the Company has received from the Internal Revenue Service a private letter ruling or there has been published by the Internal Revenue Service a revenue ruling pertaining to a comparable form of transaction, or (ii) since the date of this Indenture, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securities of such series then Outstanding and the Coupons appertaining thereto will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(6)In the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) if the deposit referred to in paragraph (1) above shall include Government Obligations in respect of any government other than the United States of America, such deposit shall not result in the Company, the Trustee or such trust constituting an "investment company" under the Investment Company Act of 1940, as amended, and (B) the Holders of the Securities of such series then outstanding and the Coupons appertaining thereto will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(7)    Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section
301.

(8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303, as the case may be, have been complied with.

SECTION 1305 Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee (collectively, for the purposes of this Section 1305, the "Trustee")) pursuant to Section 1304 in respect of the Securities of a particular series then Outstanding and the Coupons. appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and Coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and Coupons of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Securities and the Coupons for whose benefit such Government Obligations are held.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time, upon company Request, any money or Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited for the purpose for which such money or Government Obligations were deposited.

ARTICLE FOURTEEN
MEETINGS OF HOLDERS
SECTION 1401.    Purposes for which Meetings May be Called.

A meeting of the Holders of the Securities of one or more series may be called at any time and from time to time pursuant to the provisions of this Article for one or more of the following purposes:

(1)to give any notice to the Company or to the Trustee, to give any directions to the Trustee, to consent to the waiving of any default hereunder and its consequences or to take any other action authorized to be taken by the Holders of the Securities of such series pursuant to any of the provisions of Article Five;

(2)to remove the Trustee and appoint a successor Trustee with respect to the Securities of such series pursuant to the provisions of Article Six;

(3)to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 902;    or

(4)to take any other action authorized to be taken by or on behalf of the Holders of any specified percentage of the aggregate principal amount of the Securities of such series under any other provision of this Indenture or under applicable law.

SECTION 1402.	Call of Meetings by Trustee; Place of Meetings: Notice Thereof.

The Trustee ay at any time call a meeting of the Holders of the Securities of one or more series to take any action specified in Section 1401, to be held at such time and at such place in Chicago, Illinois, the Borough of Manhattan, The city of New York, or London, or at such other location, as the Trustee shall determine. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee not less than 21 and not more than 120 days prior to the date fixed for such meeting (i) if any Unregistered Securities of any affected series are then Outstanding, to the Holders thereof by publication of such notice at least twice in an Authorized Newspaper in such cities as the Trustee shall deem appropriate under the circumstances, (ii) if any Unregistered Securities of any affected series are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 703(c) by mailing such notice to such Holders at such addresses and (iii) if any Registered Securities of any affected series are then Outstanding, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register.

SECTION 1403.    Call of Meetings by Company or Holders.

In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Securities of one or more series then Outstanding shall have requested the Trustee to call a meeting of the Holders of the Securities of such series to take any action specified in section 1401, by written request setting forth in general terms the action proposed to be taken at such meeting, and the Trustee shall not have given notice of such meeting within 21 days after the receipt of such request, then the Company or the Holders of the Securities of such series in the aggregate principal amount above specified, as the case may be, may determine the time and the place in Chicago, Illinois, the Borough of Manhattan, The City of New York, or London for such meeting and may call such meeting by providing notice thereof as provided in Section 1402.

SECTION 1404.    Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of the Holders of the Securities of one or more series, a Person shall be (i) a Holder of one or more Securities of such series or (ii) a Person appointed by an instrument in writing as proxy for a Holder of one or more securities of such series. The only Persons who shall be entitled to be present or to speak at any such meeting shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1405.	Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of the Holders of the Securities of one or more series in regard to (i) the proof of the holding of the Securities of such series, (ii) the appointment of proxies, (iii) the appointment and duties of inspectors of votes, (iv) the submission and examination of proxies and other evidence of the right to vote and (v) such other matters concerning the conduct of such meeting as it shall deem necessary or appropriate. Except as otherwise permitted or required by any such regulation, the holding of the Securities of such series and the appointment of any proxy shall be proved in the manner specified in Section 104.

(b)The Trustee shall, by an instrument in writing, appoint a temporary chairman of such meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1403, in which case the Company or such Holders, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of such meeting may be elected by vote of the Persons holding or representing a majority in aggregate principal amount of the Securities represented and entitled to vote at such meeting.

(c)At any such meeting, each Holder of the Securities of such series or the proxy therefor shall be entitled to one vote for each $1,000 principal amount of the Securities of such series held or represented by such Holder or proxy; provided, however, that no vote shall be cast or counted at any such meeting in respect of any Security of such series challenged as not outstanding and ruled by the permanent chairman of such meeting to be not Outstanding. No chairman of such meeting shall have any right to vote thereat, except as a Holder of the Securities of such series or as a proxy therefor.

(d)At any such meeting duly called pursuant to the provisions of Section 1402 or Section 1403, the presence of Persons holding or representing Securities of the affected series in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum; but if less than a quorum shall be present, such meeting may be adjourned from time to time by the Holders of a majority in aggregate principal amount of the Securities of such series represented and entitled to vote at such meeting, and any such adjourned meeting may be held without further notice.

SECTION 1406.    Manner of Voting; Recording of Action.

The vote upon any resolution submitted to any meeting of the Holders of the Securities of one or more series shall be by written ballots on which shall be subscribed the signatures of such Holders or their duly authorized proxies and the serial number or numbers and the principal amount or amounts of the Securities represented thereby. The permanent chairman of such meeting shall appoint two inspectors of votes, who shall count all votes cast at such meeting for or against any resolution and shall make and file with the permanent secretary of such meeting their verified written report, in duplicate, of all votes cast at such meeting. A record, in duplicate, of the proceedings of such meeting shall be prepared by the permanent secretary of such meeting, and there shall be attached to such record (i) such report of the inspectors of votes and (ii) affidavits by one or more persons, having knowledge of the facts, setting forth a copy of the notice of such meeting and showing that such notice w.as given as provided in Section 1402. Such record shall be signed and verified by the affidavits of the permanent chairman and the permanent secretary of such meeting.        One of such duplicate records shall be delivered to the company and the other shall be delivered to the Trustee, to be preserved by the Trustee, the latter having attached thereto the ballots voted at such meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
I

SECTION 1407.    No Delay of Rights.

Nothing in this Article contained shall be deemed or construed to authorize or permit, by reason of any call of meeting of the Holders of the Securities of one or more series, or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of the Securities of such series under any of the provisions of this Indenture or of the Securities of such series.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

CANADIAN PACIFIC LIMITED

By /s/ J. Thomson

By /s/ D. Deegan

(Corporate seal) Attest:

/s/ L.D. Barrie

HARRIS TRUST AND SAVINGS BANK,
as Trustee

By “Signed”
Vice President

(Corporate seal) Attest:

“Signed” Assistant Secretary

PROVINCE OF QUEBEC    )
) ss: DISTRICT OF MONTREAL)

On the 23rd day of July, 1991, before me personally came J. Thomson and D.J. Deeqan , to me known, who, being by me duly sworn, did depose and say that they are Vice-President & Comptroller and V-P and Secretary, respectively, of Canadian Pacific Limited, one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is the corporate seal of said corporation; that it was so affixed by authority of the Board of Directors of said corporation, and that each of them signed his name thereto by like authority.

(Signed) J. Myers

My commission expires
June 26, 1992

STATE OF ILLINOIS )
) ss:
COUNTY OF COOK )

On the    19th day of July, 1991, before me personally came R.G. Mason, to me known, who, being by me duly sworn, did depose and say that he is Vice-President of Harris Trust and Savings Bank, one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is the corporate seal of said corporation; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

(Signed) T. Muzguiz

My commission expires